Exhibit 32.2

CERTIFICATION

In connection with the Quarterly Report of Lakeside Holding Limited (the “Company”) on Form 10-Q for the quarterly period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Long (Leo) Yi, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: February 19, 2026

By:	/s/ Long (Leo) Yi
Long (Leo) Yi
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)